For Immediate Release

Contact: Anne-Marie Hess

Date: May 3, 2007

Phone: (609) 951-6842

E-mail: ahess@pharmanet.com

PHARMANET DEVELOPMENT GROUP REPORTS NET EARNINGS FROM CONTINUING OPERATIONS

OF $0.32 PER DILUTED SHARE FOR THE FIRST QUARTER 2007

Non-GAAP net earnings from continuing operations are $0.35 per diluted share for the first quarter 2007

Princeton, NJ – May 3, 2007 – PharmaNet Development Group, Inc. (NASDAQ: PDGI), a leading provider of global drug development services to branded pharmaceutical, biotechnology, generic drug and medical device companies, today reported GAAP net earnings from continuing operations for its first quarter 2007 of $6.0 million, or $0.32 per diluted share, compared to $3.3 million, or $0.18 per diluted share, in the first quarter 2006.

"With the improvement in the operating performance of the early stage segment, record direct revenues in the late stage segment and significant backlog growth, we are continuing to see the results of our organizational and operational improvements, business development initiatives and capacity expansions,” commented Jeffrey P. McMullen, president and chief executive officer.

Basis of presentation

Due to the Company's decision to discontinue certain operations in 2006, all financial results for the periods presented reflect the Company's continuing operations only, unless otherwise stated.

To better reflect ongoing operations to investors for the periods presented, adjusted (non-GAAP) results are used throughout this press release and the accompanying tables.  For the first quarter 2007, adjusted financial results exclude $0.7 million for the amortization of acquisition-related intangibles and $0.2 million non-cash compensation expense related to Statement of Financial Accounting Standards No. 123R (“FAS 123R”).  For comparative purposes, first quarter 2006 adjusted financial results exclude $0.8 million for amortization of acquisition-related intangibles and $0.5 million non-cash compensation expense related to FAS 123R.

Effective January 1, 2007, the Company began reporting the business operations of Specialized Pharmaceutical Services (“SPS”), formerly CPS, in the late stage segment.  First quarter 2006 results reflect SPS in the late stage segment rather than the early stage segment as previously reported.

A reconciliation of GAAP results to adjusted (non-GAAP) results, and SPS historical performance can be found in the unaudited financial tables included in this press release.  A further explanation of the reasoning behind the use of non-GAAP financial results can be found at the end of this press release.

First Quarter 2007 Financial Summary

▪

Direct revenue, which does not include reimbursed out-of-pocket expenses, increased 13.9% to $84.8 million in the first quarter 2007 compared to $74.4 million in the first quarter 2006 due to growth in both the early and late stage segments.

▪

GAAP Corporate selling, general and administrative (SG&A) expenses increased to $5.2 million in the first quarter 2007 compared to $5.1 million in first quarter 2006.  Adjusted corporate expenses, which exclude non-cash FAS 123R expense and non-recurring legal and professional fees, increased to $4.5 million in the first quarter 2007 compared to $3.9 million in the first quarter 2006 primarily due to higher non-cash compensation expense related to restricted stock units (RSUs). Non-cash compensation expense related to RSUs was $1.0 million in the first quarter 2007 compared $0.3 million in the first quarter 2006.

▪

GAAP operating margin increased to 10.2% in the first quarter 2007 compared to 8.4% in the first quarter 2006.  Adjusted operating margin for the first quarter 2007 increased to 11.2% from 10.2% in the first quarter 2006 primarily due to higher revenue in both segments.

▪

GAAP net earnings increased to $6.0 million, or $0.32 per diluted share, in the first quarter 2007 compared to $3.3 million, or $0.18 per diluted share, in the first quarter 2006.  Adjusted net earnings for the first quarter 2007 were approximately $6.7 million, or $0.35 per diluted share, compared to approximately $4.4 million, or $0.24 per diluted share, for the first quarter 2006 primarily due to higher profits in both segments and the favorable impact of foreign currency exchange partially offset by a higher tax rate.

▪

The Company’s backlog increased to $431.5 million at March 31, 2007 compared to $352.7 million at December 31, 2006.  Backlog consists of anticipated direct revenue from written awards, letters of intent and contracts that either have not started or are anticipated to begin in the near future. Verbal awards are not included in backlog.

▪

Cash, cash equivalents, and investments in marketable securities at March 31, 2007 were $47.4 million compared to $53.8 million at December 31, 2006.

▪

Net cash used in continuing operations was $6.9 million in the first quarter 2007.  Capital expenditures were $10.8 million in the first quarter 2007 compared to $4.2 million in the first quarter 2006.  Excluding the portion of capital expenditures for the new Quebec City facility, which will be paid for by the investor that purchased the building as part of the sale-leaseback transaction announced in October 2006, capital expenditures would have been $5.3 million in the first quarter 2007 compared to $3.6 million in the first quarter 2006.  The $5.3 million of capital expenditure includes $3.7 million for equipment and leasehold improvements in the Quebec City and Toronto facilities paid for by the Company.

▪

Depreciation expense was $2.9 million and amortization of intangibles was $0.7 million in the first quarter 2007 compared to $2.9 million and $0.8 million, respectively, in the first quarter 2006.

▪

Net days sales outstanding (DSO), which includes accounts receivable and unbilled services less current and long-term advanced billings, was 43 days at March 31, 2007 and 34 days at December 31, 2006.

▪

The Company’s effective tax rate in the first quarter 2007 was 22.5% compared to 18.4% in the first quarter 2006.

▪

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No.109, Accounting for Income Taxes" ("FIN 48").  The cumulative effect adjustment of $2.9 million was charged to retained earnings to increase the accrued liability for uncertain tax positions.  On an annual basis, we do not believe that FIN 48 will have a significant impact on our operations.  Going forward, the tax provision could vary from quarter to quarter as we adjust tax positions as events occur, consistent with FIN 48.  For the quarter ended March 31, 2007, the Company recorded an interest charge of $0.1 million as a result of the adoption of FIN 48.

For the segment financial results provided below, the Company has excluded an allocation of corporate expenses related to certain adjusted SG&A expenses.

Early Stage

PharmaNet Development Group, Inc.’s early stage segment primarily includes the areas of  Phase I clinical trials, support services, bioequivalency trials and bioanalytical services.

For the early stage segment, GAAP direct revenue, which does not include reimbursed out-of-pocket expenses, increased approximately 14.0% to $29.7 million in the first quarter 2007 compared to $26.1 million in the first quarter 2006.  Direct revenues were higher in the first quarter 2007 compared to the first quarter 2006 due to higher volume in the Company’s bioanalytical laboratories for both branded and generic clients and increased pricing in generic segment of the clinics.

Early stage segment GAAP operating margins increased to 17.0% in the first quarter 2007 compared to 12.3% in the first quarter 2006.  Early stage segment adjusted operating margins increased to 17.4% in the first quarter 2007 compared to 13.1% in the first quarter 2006 primarily due to higher direct revenues and the reclassification of the SPS division which more than offset higher executive severance costs of $0.8 million.

The backlog for the early stage segment increased to $54.4 million at March 31, 2007 from $42.3 million reported at December 31, 2006 due to new branded and generic Phase I business, bioequivalency projects and bioanalytical business.

The new Quebec City, Canada facility, which replaces two existing facilities and houses the new clinic, laboratory and offices, has opened.  The move of staff and equipment began in March and is expected to be completed by end of May 2007.  The new clinics will house approximately 200 beds.

There is specific accounting treatment for sale-leaseback transactions involving real estate.  As a result, the construction and land costs of approximately $21.3 million appear on the Company’s balance sheet as assets held for sale, along with a liability for the same amount.  Both the asset and liability balance will be netted against each other and no longer appear on the balance sheet once the final building documentation is completed.  Completion of the sale-leaseback transaction for accounting purposes will have no impact on the Company’s liquidity or the line of credit.

The Company has substantially completed the leasehold improvements at its new Toronto site. The Company expects the building to be operational mid-year 2007 with ninety beds and will add another sixty beds as client demand requires.

The Company is also completing leasehold improvements to expand the laboratory capacity of its Barcelona joint venture.  The Company expects to occupy the new Barcelona facilities mid-year 2007.

Late Stage

PharmaNet Development Group, Inc.’s late stage segment primarily conducts Phase II through IV clinical trials, data management and biostatistics, medical and scientific affairs, regulatory affairs and submissions, and provides software tools and services for use in clinical trials.

For the late stage segment, GAAP direct revenue, which does not include reimbursed out-of-pocket expenses, increased approximately 13.9% and achieved record levels of $55.1 million in the first quarter 2007 compared to $48.4 million in the first quarter 2006.

Late stage segment GAAP operating margins were 16.0% in the first quarter 2007 compared to 16.9% in the first quarter 2006.  Late stage segment adjusted operating margins were 17.0% in the first quarter 2007 compared to 18.1% in the first quarter 2006 primarily due to the reclassification of the SPS business into the late stage segment and higher direct costs.

The backlog for the late stage segment was $377.1 million at March 31, 2007 compared to $310.4 million at December 31, 2006.

Conference Call and Webcast

A conference call and webcast to discuss first quarter 2007 financial results will be held on Thursday, May 3, 2007 at 8:30 a.m., EDT.

Dial-in:

(888) 396-2386 for U.S.

(617) 847-8712 for International

Pass code: 40038227

Dial-in Replay:

(888) 286-8010 for U.S.

(617) 801-6888 for International

Pass code: 83884265

The dial-in replay will be available approximately two hours after the call

Through Thursday, May 10, 2007.

Webcast:

Please visit www.pharmanet.com and select the investor tab to access the webcast or alternatively, you may click on the following hyperlink:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=124176&eventID=1523683

The archived webcast will be available for approximately thirty

(30) days following the conference call.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, which exclude, among other items, amortization of acquisition-related intangible assets and non-cash compensation expense related to restricted stock and RSUs issued to employees and directors of the Company.  Share-based compensation is an important part of our employees’ compensation and impacts their performance.  PDGI considers these non-GAAP financial measures to be useful metrics because management and investors can compare the Company’s recurring operating results and make more meaningful comparisons between PDGI’s recurring operating results and those of other companies.  In addition, management can use this important tool for financial and operational decision making and for evaluating recurring operating results over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP.  Non-GAAP operating income excludes certain costs, including, share-based compensation and amortization related to acquisitions that are recurring and have been and will continue to be for the foreseeable future a significant recurring expense in PDGI’s business.

The components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations.  The Company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.  Non-GAAP results also allow investors to compare the reported GAAP results and the non-GAAP First Call consensus estimate and to compare the Company’s operations against the financial results of other companies in the industry.  The non-GAAP financial measures included in this press release should not be considered superior to or a substitute for results of operations prepared in accordance with GAAP.  Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables, to this press release, and can also be found on the Company’s website.

About PharmaNet Development Group, Inc.

PharmaNet Development Group, Inc., a global drug development services company, provides a comprehensive range of services to the pharmaceutical, biotechnology, generic drug, and medical device industries.  The Company offers clinical-development solutions including early and late stage consulting services, Phase l clinical studies and bioanalytical analyses, and Phase Il, III and IV clinical development programs.  With approximately 2,300 employees and more than 40 facilities throughout the world, PharmaNet is a recognized leader in outsourced clinical development.  For more information, please visit our website at www.pharmanet.com.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").  Additionally, words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act.  Some or all of the results anticipated by these forward-looking statements may not occur.  Factors that could cause or contribute to such differences include, but are not limited to, industry trends and information; the Company's ability to determine its impairment charges and costs of discontinued operations; whether the Company will achieve its estimated value relating to discontinued operations; developments with respect to the SEC's inquiry and securities class action lawsuits and derivative lawsuits; the Company’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; the Company’s ability to compete internationally in attracting clients in order to develop additional business; the Company’s evaluation of its backlog and the potential cancellation of contracts; its ability to retain and recruit new employees; its clients' ability to provide the drugs and medical devices used in its clinical trials; the Company’s future stock price; the Company’s assessment of its effective tax rate and tax allowance; the Company’s financial guidance; the Company’s future effective tax rate; the Company’s anticipated capital expenditures; the Company’s costs associated with compliance of Section 404 of the Sarbanes-Oxley Act; the impact on the Company of foreign currency transaction costs and the effectiveness of any hedging strategies it implements; and the national and international economic climate as it affects drug development operations.

Further information can be found in the Company’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2006 and its most recent Quarterly Report on Form 10-Q.  The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.

PharmaNet Development Group, Inc. and Subsidiaries
Statement of Operations - Unaudited
For the Three Months Ended March 31, 2007 and March 31, 2006
	2007	2006(1)
		(revised)
REVENUE
Direct revenue	$84,781,481	$74,423,994
Reimbursed out-of-pockets	22,961,582	29,076,785
TOTAL REVENUE	107,743,063	103,500,779
COSTS AND EXPENSES
Direct costs	50,477,967	45,328,662
Reimbursable out-of-pocket expenses	22,961,582	29,076,785
Selling, general and administrative expenses	25,690,442	22,858,685
TOTAL COSTS AND EXPENSES	99,129,991	97,264,132
EARNINGS FROM CONTINUING OPERATIONS	8,613,072	6,236,647
OTHER INCOME (EXPENSE)
Interest income	541,838	345,478
Interest expense	(1,643,291)	(1,776,241)
Foreign exchange transaction loss, net	392,505	(526,568)
TOTAL OTHER INCOME (EXPENSE)	(708,948)	(1,957,331)
EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	7,904,124	4,279,316
Income tax (benefit)	1,783,152	786,215
EARNINGS FROM CONTINUING OPERATIONS
BEFORE MINORITY INTEREST IN JOINT VENTURE	6,120,972	3,493,101
Minority interest in joint venture	129,169	188,786
NET EARNINGS FROM CONTINUING OPERATIONS	5,991,803	3,304,315
Earnings (Loss) from discontinued operations, net of tax	640,349	(7,438,695)
NET EARNINGS (LOSS)	$6,632,152	$(4,134,380)

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.32	$0.18
Discontinued operations	$0.04	$(0.41)
Net earnings (loss)	$0.36	$(0.23)
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.32	$0.18
Discontinued operations	$0.03	$(0.41)
Net earnings (loss)	$0.35	$(0.23)
SHARES USED IN COMPUTING EPS:
Basic	18,630,234	17,947,477
Diluted	18,857,543	18,316,002

(1) Prior year balances have been revised to reflect discontinued operations.

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Margin for Continuing Operations to Non GAAP
Operating Margins for Continuing Operations - Unaudited
For the Three Months Ended March 31, 2007 and 2006

	2007	2006(1)
		(revised)

DIRECT REVENUE	$84,781,481	$74,423,994

EARNINGS FOR CONTINUING OPERATIONS GAAP	8,613,072	6,236,647

OPERATING MARGIN GAAP	10.2%	8.4%

ADD BACK:
Share based compensation expense	165,190	524,296
Amortization of intangible assets	688,774	801,993
NON GAAP OPERATING EARNINGS	$9,467,036	$7,562,936

NON GAAP OPERATING MARGIN	11.2%	10.2%

(1) Prior year balances have been revised to reflect discontinued operations.

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Earnings for Continuing Operations to Non GAAP
Net Earnings for Continuing Operations - Unaudited
For the Three Months Ended March 31, 2007 and 2006

	2007	2006(1)
		(revised)

Net earnings from continuing operations GAAP	$5,991,803	$3,304,315

Add: Non-cash share based compensation	165,190	524,296
expenses

Add: Non-cash intangible assets amortization	688,774	801,993

Subtotal	6,845,767	4,630,604

Less: Tax effect of non-GAAP adjustments	192,652	243,672

Non-GAAP net earnings from continuing operations	$6,653,115	$4,386,932

Diluted non-GAAP net earnings per share	$0.35	$0.24

Number of shares used in computing diluted
non-GAAP earnings per share	18,857,543	18,316,002

(1) Prior year balances have been revised to reflect discontinued operations.

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Summary of Operations of Early and Late Stage Segments
For the Three Months Ended March 31, 2007 and 2006

EARLY STAGE	2007	2006	% variation
		(revised)

Direct revenues	$29,704,489	$26,066,047	14.0%

GAAP operating earnings	5,041,080	3,196,464	57.7%

Amortization of intangibles	133,717	226,993	-41.1%

Non-GAAP operating earnings	$5,174,797	$3,423,457	51.2%

GAAP operating margin	17.0%	12.3%

Non-GAAP operating margin	17.4%	13.1%

LATE STAGE	2007	2006	% variation
		(revised)

Direct revenues	$55,076,992	$48,357,947	13.9%

GAAP operating earnings	8,789,878	8,180,019	7.5%

Amortization of intangibles	555,057	575,000	-3.5%

Non-GAAP operating earnings	$9,344,935	$8,755,019	6.7%

GAAP operating margin	16.0%	16.9%

Non-GAAP operating margin	17.0%	18.1%

SPS OPERATING RESULTS(1)	2007(3)	2006(2)	% variation

Direct revenues	$921,394	$1,264,508	-27.1%

GAAP operating earnings	206,778	567,150	-63.5%

Amortization of intangibles	-	-

GAAP operating margin	22.4%	44.9%

(1)  This information is provided to assist investors in determining the impact of the reclassification of SPS operating results from the early stage segment as originally reported in 2006, to the late stage segment as revised for 2006.

(2) SPS operating results for 2006 have been reclassified from the early stage segment to the late stage segment and are included in the operating results noted above.
(3) Included in 2007 late stage segment operating results noted above.

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
Selected Consolidated Balance Sheet Information - Unaudited
March 31, 2007 and December 31, 2006

The allocation of assets and liabilities between continuing and discontinued operations, in this selected balance sheet information is preliminary and may change upon the company's filing of its Form 10-Q for the period ended March 31, 2007

	March 31, 2007	December 31, 2006
		(revised)
ASSETS

Cash, equivalents, and investments in marketable securities	$47,393,503	$53,754,183

Accounts receivable from continuing operations	128,667,339	109,187,958
Accounts receivable from discontinued operations	2,017,977	3,572,556
Accounts receivable	130,685,316	112,760,514

Current assets from continuing operations	211,355,830	192,048,195
Current assets from discontinued operations	2,335,308	3,889,887
Total current assets	213,691,138	195,938,082

Fixed assets from continuing operations	55,232,340	52,234,890
Land held for sale from discontinued operations	3,046,619	3,286,619
Total fixed assets and land	58,278,959	55,521,509

Total assets from continuing operations	570,652,130	548,824,032
Total assets from discontinued operations	5,381,927	7,176,506
Total assets	$576,034,057	$556,000,538

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities from continuing operations	$136,325,313	$131,212,217
Current liabilities from discontinued operations	2,250,638	4,195,262
Total current liabilities	138,575,951	135,407,479

Total liabilities from continuing operations	308,740,082	293,726,169
Total liabilities from discontinued operations	2,250,638	4,195,262
Total liabilities	310,990,720	297,921,431

Stockholders' equity	265,043,337	258,079,107

Total liabilities and stockholders' equity	$576,034,057	$556,000,538

(1) Prior year balances have been revised to reflect discontinued operations.

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